UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 10, 2014

Andatee China Marine Fuel Services Corporation

(Exact name of registrant as specified in its charter)

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Delaware	001-34608	80-0445030
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

24/F Xiwang Tower, No. 136, Zhongshan Road, Zhongshan District, Dalian, P.R. of China

(Address of Principal Executive Office) (Zip Code)

011 (8621) 5015 2581

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers’ Compensatory Arrangements of Certain Officers

On October 10, 2014, the Board of Directors (the “Board”) of Andatee China Marine Fuel Services Corporation (the “Company”) promoted Quan Zhang, the Company’s Interim Chief Financial Officer, to the position of the Company’s permanent CFO, effective immediately. Prior to this promotion, he held the title of the Company’s deputy CFO since January 2013. As previously disclosed, from January 2012 to December 2012, he was Director of Commerce at the Fujia Group, a property and hotel management company. Prior to that engagement, from November 2006 to June 2011, Mr. Zhang was Finance Department Director at the Shide Group. Mr. Zhang studied at the Dongbei University of Finance and Economics, graduating with a degree in accounting in 2000. There is no arrangement or understanding between Mr. Zhang and any other persons pursuant to which he was appointed as discussed above. Nor are there any family relationships between him and any executive officers and directors. Further, there are no transactions involving the Company which transaction would be reportable pursuant to Item 404(a) of Regulation S-K promulgated under the Securities Act. In addition, the Board also approved Mr. Zhang’s annual compensation of USD$75,000, subject to review and adjustment by the Board. He will also be eligible to receive performance bonus and equity compensation, all to be determined in the Board’s discretion, as well as various health and other benefits available to the employees of the Company.

In addition, the Board, following recommendation of the Compensation Committee of the Board (which was, in part, based on an assessment provided by the Compensation Committee's independent compensation consultant), approved the following executive and independent director compensation:

(i) Independent director equity compensation – the Board granted, pursuant to the Company’s 2009 Equity Incentive Plan (the “2009 Plan”), to each independent director shares of the Company’s common stock in the amounts equivalent to each independent director’s annual cash fee, i.e. Wen Jiang, Shao-Hua Chu and Yudong Hou - $15,000, respectively, and Zhenyu Wu - $18,000, based on $2.94 per share (which represents the average closing price of the Company’s common stock over the 30 day period preceding the grant date), all of which stock grants to vest as follows: ½ of each such grant vesting on the grant date of the grant and the remaining ½ - 6 months from the grant date, and

(ii) Executive management equity compensation – the Board granted, also pursuant to the terms of the Plan, to Wang Hao, the Company’s CEO, and Quan Zhang, the Company’s CFO, shares of the Company’s common stock in the amounts equivalent to $50,000 to Wang Hao and $25,000 to Quan Zhang, based on the same price of $2.94 per share (which represents the average closing price of the Company’s common stock over the 30 day period preceding the grant date), all of which stock grants to vest as follows: ½ of each such grant vesting on the grant date of the grant and the remaining ½ - 6 months from the grant date.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

NA.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Andatee China Marine Fuel Services Corporation

By:	/s/ Wang Hao
Wang Hao, Chief Executive Officer

Date: October 13, 2014